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                                                                   EXHIBIT 99.2

                      [CT CORPORATION SYSTEM LETTERHEAD]
                           208 South LaSalle Street
                            Chicago, Illinois 60604
                               Tel. 312-345-4324
                               Fax 312-263-0124

                                                              February 11, 1998

Mayer, Brown & Platt
Attn: Howard L. Rosenberg, Sr. Para.
190 S. LaSalle Street
Chicago, Illinois 60603

RE: ACE LIMITED (C.I.)

Dear Howard:

  May this letter serve to confirm that we, C T Corporation System, currently represent the above named entity as Agent under the Registration Statement filed with the Securities and Exchange Commission ("SEC") on November 24, 1993. The aforementioned appointment applies to any subsequent registration statements filed with the SEC and is not due to expire until November 24, 2001.

  We appreciate the opportunity to be of service.

  Thank you for using C. T.

                                          Very truly yours,

                                          /s/ Julianna D. Peterson
                                          Julianna D. Peterson
                                          Sr. Customer Specialist